Exhibit 10.1

TRANSITION, SEPARATION & GENERAL RELEASE AGREEMENT

This TRANSITION, SEPARATION & GENERAL RELEASE AGREEMENT (“Agreement”) is made and entered into by and between MATTHEW KOHNKE, on behalf of himself, and his heirs, estate, executors, administrators, representatives, successors and assigns (hereinafter collectively referred to as “Executive”) and DORMAN PRODUCTS, INC., on behalf of itself and its present, past and future parent corporations, subsidiaries, affiliates, officers, directors, agents, employees and/or any other related entity (hereinafter collectively referred to as “Company”).

WHEREAS, Executive has been employed by the Company as the Chief Financial Officer; and

WHEREAS, Executive is resigning from the Company’s employ; and

WHEREAS, in an effort to amicably part ways on mutually agreeable terms, the parties have agreed to provide consideration to each other as set forth below; and

WHEREAS, the consideration offered by the Company includes a Special Severance Payment and other good and valuable consideration, all of which is in addition to any benefits Executive may be entitled to receive in exchange for a release and waiver of claims.

Intending to be legally bound hereby and in consideration of the mutual promises contained herein, the parties hereby agree as follows:

Separation

1. Executive hereby resigns as an officer and as an employee of the Company and from any other positions held by Executive in the Company or its subsidiaries effective at the close of business on February 26, 2016 (hereinafter the “Separation Date”), and Executive’s employment with the Company and its subsidiaries will terminate as of such date.

Special Severance Payment and Other Consideration

2. Provided that Executive (a) executes this Agreement and complies with the obligations below, (b) maintains a professional attitude, (c) in good faith handles all work assignments given and assists in the smooth transition of his role from the date hererof through the Separation Date, (d) complies with all of his obligations under the Agreement Relating To Non-Competition And Confidentiality Of Company Or Customer Information, dated February 25, 2011 (“Restrictive Covenant Agreement”), and, (e) no earlier than February 27, 2016, and no later than March 31, 2016, executes and delivers to the Company the waiver and release in the attached Exhibit A (and does not revoke such waiver and release), the Company will provide the following consideration to Executive: (i) accelerate the vesting of 2,000 shares of restricted stock held by Executive that are scheduled to vest on April 28, 2016, with the vesting date of such shares to be the first business day following the last day of the revocation period provided for in Exhibit A; (ii) payment of the Performance-Based Annual Award and the Performance-Based Long Term Award that would have been payable to Executive under the Company’s Executive Cash Bonus Plan with respect to fiscal 2015 in the absence of Executive’s separation (the “2015 Bonus”), such payment to be paid at the same time and in the same form as bonuses are paid to other executives under the Company’s Executive Cash Bonus Plan with respect to fiscal 2015, but in no event later than December 31, 2016; and (iii) a Special Severance Payment in the total amount of eight (8) months of base salary ($157,490.70), less all required deductions and withholdings for FICA, taxes, etc. The Special Severance Payment will be paid out per the Company’s normal payroll cycle over eight (8) months, beginning with the first full pay period following expiration of the revocation period in Exhibit A.

Executive understands and agrees that the Special Severance Payment and other consideration above will not be included in the calculation of any of Executive’s benefits including, but not limited to, Executive’s retirement and/or pension benefits. Executive understands that the Special Severance Payment and the other consideration above is in addition to benefits normally provided to an employee upon separation and is consideration to which Executive is not otherwise entitled.

3. Executive agrees that he will submit all vouchers for reasonable business expenses prior to his Separation Date or as soon thereafter as is practicable. Executive understands and agrees that, after his Separation Date, Executive will no longer be authorized to incur any expenses, obligations, or liabilities on behalf of the Company.

Return of Company Property

4. Prior to receiving the Special Severance Payment, Executive agrees to return to the Company all Company documents and property, which Executive received, obtained or prepared, or helped to prepare, in connection with Executive’s employment with the Company.

All Compensation Due

5. Executive acknowledges and agrees that the consideration in paragraph 2 above constitutes the sole and exclusive consideration provided Executive under this Agreement, and that Executive is not entitled to this consideration if Executive does not sign this Agreement or if he does not execute (or revokes) Exhibit A. Executive further acknowledges and agrees that, other than base salary and medical benefits to be provided between the date he signs this Agreement and the Separation Date and other than as required by the terms of any qualified retirement plan, non-qualified deferred compensation plan, or pursuant to COBRA, Executive has received all wages, bonuses, compensation, remuneration and all other monies due Executive arising out of, relating to, or resulting from Executive’s employment with the Company, including but not limited to all monies due Executive under any benefit plans established and/or maintained by the Company.

Proprietary Company Information

6. In accordance with and to supplement the Restrictive Covenant Agreement, Executive acknowledges and affirms Executive’s continuing obligation to keep all Proprietary Company Information confidential and to not disclose it to any third party in the future. As used in this Agreement, the term “Proprietary Company Information” includes, but is not necessarily limited to, trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, client lists, business plans, marketing plans and strategies, pricing strategies, and technical, marketing, business, financial, or other information which constitutes trade secret information or information not available to competitors of the Company or subject matter pertaining to any business of the Company or any of its clients, licensees, or affiliates, the use or disclosure of which might reasonably be construed to be contrary of the interests of the Company. Executive further agrees not to use, disclose, deliver, reproduce, or in any way allow any such trade secrets, confidential information, knowledge, data, or other Proprietary Company Information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

Non-Disparagement

7. Executive further agrees that he will not in any way disparage or make negative, disparaging, or derogatory comments or statements, whether written or unwritten, about the Company, its employees, officers, directors, or shareholders, or its reputation or services. The Company agrees that it’s directors and officers will not in any way disparage or make negative, disparaging, or derogatory comments or statements, whether written or unwritten, about the Executive or his reputation or services. Nothing in this paragraph (or otherwise in this Agreement) is intended or shall be construed to suggest or imply that Executive or the Company cannot provide truthful information in response to a government investigation, a court and/or administrative agency-issued subpoena, or other valid legal process.

Re-Employment

8. Executive understands, acknowledges, and agrees that the Company has no obligation whatsoever to reinstate, recall, reemploy, or rehire Executive to any position with the Company and that Executive agrees not to seek reinstatement, recall, re-employment, or rehire with the Company. Executive acknowledges and agrees that any actions taken pursuant to this provision cannot be used to, and shall not, establish the existence of or constitute any retaliation by Company or its agents.

Waiver and Release of All Claims

9. As a material inducement to the Company to enter into this Agreement:

(a) Executive fully, finally, and forever waives and releases any and all claims that Executive has or may have against the Company, its past, present, and future parents, subsidiaries, affiliates, related companies, successors, assigns, shareholders, officers, directors, agents, representatives, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them (collectively, the “Releasees”), based on any claim or cause of action arising at any time prior to and including the date that Executive signs this Agreement.

(b) Executive represents, warrants and covenants that Executive has not filed any complaints, charges or lawsuits against any Releasees. Executive agrees further that Executive will terminate with prejudice any and all pending legal actions, complaints, suits or charges that Executive has made or instituted against any and all Releasees based on any claim, matter or thing arising at any time prior to and including the date Executive signs this Agreement.

(c) Executive, on behalf of Executive and his heirs, executors, estate, administrators and assigns, hereby unconditionally and generally releases and discharges Releasees, and each and every one of them, of and from all actions, causes of action in law or equity, claims, suits, debts, liens, contracts, agreements, promises, liability, damages, loss or expense, and demands of any nature whatsoever, known or unknown, foreseen or unforeseen, fixed or contingent (hereinafter, collectively, “Claims”), which Executive has or may have against Releasees, and/or any of them, arising at any time prior to and including the date Executive signs this Agreement; further including, without limitation, any and all Claims which relate directly or indirectly to Executive’s employment with the Company and Executive’s separation from that employment; and further including, without limitation, Claims related to salary, bonuses, commissions, stock, stock options, or any other ownership or equity interest in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; and further including, without limitation, Claims, whether statutory, at common law or otherwise, for wrongful termination of employment, retaliation (including whistleblower Claims), breach of contract, detrimental reliance, promissory estoppel, infliction of emotional distress, defamation, fraud, breach of covenant of good faith and fair dealing, misrepresentation or any other tort, and Claims under the laws of the United States, the Commonwealth of Pennsylvania, or any other state; and further including, without limitation, Claims under the Family and Medical Leave Act, Employee Retirement Income Security Act, the Racketeer Influence and Corrupt Organizations Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, or qui tam claims under the False Claims Act, or Claims for discrimination based upon sex, race, age, national origin, religion, handicap, disability, or other protected status, or for retaliation, including, without limitation, Claims based on Title VII of the United States Civil Rights Act of 1964, Section 1981 of U.S.C. Title 42, the Equal Pay Act, the United States Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the United States Age Discrimination in Employment Act, the Pennsylvania Human Relations Act; and any Claims under any other law, local, state or federal, pertaining to employment or the relationship between employer and employee; provided, however, that this release and waiver of Claims shall not apply to any rights or Claims that are not waivable as a matter of law.

(d) Executive represents, warrants and covenants that Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims against any Releasee or any portion thereof or interest therein.

(e) Executive acknowledges and agrees that, should any government agency or other third party pursue any actions or other Claims on Executive’s behalf, Executive waives any right to recovery, relief, or monetary award from such actions or proceedings, except to the extent, if any, that such waiver is prohibited by law.

(f) Executive waives any right to become, and promises not to become, a member of any class or collective action proceeding or case against the Company or any Releasee based on any Claim that arises prior to the date Executive signs this Agreement.

(g) This waiver and release of Claims shall not apply to Executive’s Claims for workers’ compensation or unemployment compensation benefits or to any legal action seeking to challenge the validity of, or to enforce, this Agreement.

(h) Executive understands and agrees that nothing in this Agreement (including, without limitation, paragraphs 7, 9, 10, and 11) is intended to, or shall, interfere with or affect Executive’s right to participate or cooperate in any federal, state, or local administrative or government agency (such as the Equal Employment Opportunity Commission, Securities Exchange Commission, or National Labor Relations Board) proceeding or investigation or to file a charge or claim with such an agency. Executive agrees that Executive shall not be entitled to any recovery, relief, or monetary award in connection with any such charge, claim, or proceeding, regardless of who filed or initiated the charge, claim, or proceeding.

Older Workers Benefit Protection Act

10. The Company and Executive intend for this Agreement to comply with the Older Workers’ Benefit Protection Action of 1990 (29 U.S.C. Section 626), as amended. Accordingly, Executive acknowledges and represents as follows:

(a) Executive waives any rights or Claims he may have, including but not limited to those under the United States Age Discrimination in Employment Act (“ADEA”), knowingly and voluntarily and in exchange for the consideration of value to which Executive would not otherwise have been entitled, as set forth in this Agreement.

(b) Executive has been advised by the Company to consult an attorney before Executive signs this Agreement.

(c) Executive has been given a period of at least twenty-one (21) days within which to consider this Agreement. Executive understands and acknowledges that, at his option alone, this Agreement may be executed prior to the expiration of the twenty-one (21) day period.

(d) Executive has been informed by the Company that Executive may revoke this Agreement during a period of seven (7) days after signing it by providing written notice of such revocation to Dorman Products, Inc. – Attention: Debby Hecker, 3400 East Walnut Street, Colmar, PA 18915, which is received prior to the end of the seven (7) day period and that the Agreement shall not become effective or enforceable until the revocation period has expired without Executive having exercised this right of revocation.

(e) Executive has carefully read and fully understands all provisions of this Agreement, which includes a full release and waiver by Executive of any and all claims.

(f) Executive has signed this Agreement knowingly and voluntarily and understands that Executive is not waiving or releasing any Claims that may arise after the date this Agreement is executed.

Duty of Cooperation

11. Executive agrees to make himself reasonably available to and cooperate with the Company and its attorneys with respect to any business issues or legal proceedings that the Company believes, in its sole discretion, may be in any way related to his employment with the Company or to matters in which he was involved or has knowledge. Such cooperation encompasses Executive’s assistance with matters preliminary to the instigation of any legal proceedings and assistance during and throughout any litigation, administrative, or legal proceeding, including, but not limited to, participating in any fact-finding efforts or investigation, speaking with the Company’s attorneys, testifying in depositions, testifying at hearings or at trial, and assisting with any post-litigation matter or appeal. Nothing in this Paragraph should be construed as suggesting or implying in any way that Executive should testify untruthfully. The Company shall make reasonable efforts to minimize disruption of the Executive’s other business activities. The Company will reimburse Executive for the reasonable expenses, if any, for travel, or other direct costs (including, without limitation, pre-approved legal fees, such approval not to be unreasonably withheld or delayed) incurred by Executive associated with that cooperation.

Breach of Separation Agreement and General Release

12. This Agreement may be pleaded as a full and complete defense with respect to any action initiated by Executive covered by this Agreement.

Governing Law

13. The construction, interpretation, and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules.

Successors and Assigns; Third Party Beneficiaries

14. This Agreement, and all portions hereof, shall inure to the benefit of and be binding upon Executive and Executive’s heirs, administrators, representatives executors, successors, beneficiaries, and assigns (only as agreed to by Company), and shall also inure to the benefit of the Company’s successors and assigns. The Releasees are intended third party beneficiaries of this Agreement.

Non-Admission of Liability; Complete Defense to All Claims

15. The execution of this Agreement shall not be deemed an admission of, or imply any, liability or wrongdoing on behalf of the Company or any other Releasees. Executive acknowledges and agrees that this Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction or bar against, any action, suit, or other proceeding which Executive may institute, prosecute, or maintain with respect to any matter, occurrence, or thing covered by this Agreement.

Tax Treatment – Section 409A

16. The parties intend that all payments and benefits made under this Agreement are exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, including regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). The intent is that none of these payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities in this Agreement will be interpreted to be so exempt or to so comply. Executive understands that in no event will the Company reimburse the Executive for any taxes or other penalties that may be imposed on Executive as a result of Section 409A. Each payment to be made under this Agreement is deemed to be a separate payment for purposes of Section 409A.

Captions

17. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

Counterparts

18. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original. Delivery of a facsimile or electronic copy of an executed counterpart shall be as effective as a delivery of a manually executed counterpart of this Agreement.

Severability/No Modification/Entire Agreement

19. This Agreement, along with the Restrictive Covenant Agreement (which is incorporated herein), constitutes the entire agreement between the parties and fully supersedes any and all prior agreements or understandings pertaining to the subject matter thereof. No other promises or agreements exist that are not contained herein. In the event that any provision(s), or portion(s) thereof, of this Agreement, is determined to be illegal, unenforceable, or prohibited by applicable law, the remainder of this Agreement shall not be affected thereby and each remaining portion shall continue to be valid, effective and enforceable to the fullest extent permitted by applicable law. Provided, however, that if, because of any act by or on behalf of Executive, any portion of the provisions set forth in paragraphs 9 or 10 above, or in Exhibit A, is determined by any court or agency of competent jurisdiction to be illegal, invalid, or in any way ineffective as to any claim by Executive, other than a claim that a Releasee has violated the ADEA, Executive shall re-pay to the Company the full amount of the Special Severance Payment and the 2015 Bonus (including forfeiting any shares of Company common stock issued as a portion of the 2015 Bonus) previously provided to Executive, or for Executive’s benefit. This Agreement may be modified or amended only in a writing signed by both parties.

In witness whereof, the parties have duly executed this Agreement as of the respective dates below set forth.

MATTHEW KOHNKE

/s/ Matthew Kohnke		/s/ Michael Ginnetti
Executive		Witness

Print Witness Name
February 4, 2016		February 4, 2016
Date		Date

DORMAN PRODUCTS, INC.

By:	/s/ Thomas J. Knoblauch	February 4, 2016
Name:	Thomas J. Knoblauch	Date
Title:	Vice President, General Counsel

EXHIBIT A

Re: Transition, Separation & General Release Agreement

for Matthew Kohnke

Waiver and Release of All Claims

In accordance with the Transition, Separation & General Release Agreement entered into by and between the Company and Executive dated as of             , 2016 (the “Agreement”), and in consideration of the payments to be made and benefits to be provided by the Company to Executive thereunder:

(a) Executive fully, finally, and forever waives and releases any and all claims that Executive has or may have against the Company, its past, present, and future parents, subsidiaries, affiliates, related companies, successors, assigns, shareholders, officers, directors, agents, representatives, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them (collectively, the “Releasees”), based on any claim or cause of action arising at any time prior to and including the date that Executive signs this waiver and release (Exhibit A).

(b) Executive represents, warrants and covenants that Executive has not filed any complaints, charges or lawsuits against any Releasees. Executive agrees further that Executive will terminate with prejudice any and all pending legal actions, complaints, suits or charges that Executive has made or instituted against any and all Releasees based on any claim, matter or thing arising at any time prior to and including the date Executive signs this waiver and release (Exhibit A).

(c) Executive, on behalf of Executive and his heirs, executors, estate, administrators and assigns, hereby unconditionally and generally releases and discharges Releasees, and each and every one of them, of and from all actions, causes of action in law or equity, claims, suits, debts, liens, contracts, agreements, promises, liability, damages, loss or expense, and demands of any nature whatsoever, known or unknown, foreseen or unforeseen, fixed or contingent (hereinafter, collectively, “Claims”), which Executive has or may have against Releasees, and/or any of them, arising at any time prior to and including the date Executive signs this waiver and release (Exhibit A); further including, without limitation, any and all Claims which relate directly or indirectly to Executive’s employment with the Company and Executive’s separation from that employment; and further including, without limitation, Claims related to salary, bonuses, commissions, stock, stock options, or any other ownership or equity interest in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; and further including, without limitation, Claims, whether statutory, at common law or otherwise, for wrongful termination of employment, retaliation (including whistleblower Claims), breach of contract, detrimental reliance, promissory estoppel, infliction of emotional distress, defamation, fraud, breach of covenant of good faith and fair dealing, misrepresentation or any other tort, and Claims under the laws of the United States, the Commonwealth of Pennsylvania, or any other state; and further including, without limitation, Claims under the Family and Medical Leave Act, Employee Retirement Income Security Act, the Racketeer Influence and Corrupt Organizations Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, or qui tam claims under the False Claims Act, or Claims for discrimination based upon sex, race, age, national origin, religion, handicap, disability, or other protected status, or for retaliation, including, without limitation, Claims based on Title VII of the United States Civil Rights Act of 1964, Section 1981 of U.S.C. Title 42, the Equal Pay Act, the United States Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the United States Age Discrimination in Employment Act, the Pennsylvania Human Relations Act; and any Claims under any other law, local, state or federal, pertaining to employment or the relationship between employer and employee; provided, however, that this release and waiver of Claims shall not apply to any rights or Claims that are not waivable as a matter of law.

(d) Executive represents, warrants and covenants that Executive has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims against any Releasee or any portion thereof or interest therein.

(e) Executive acknowledges and agrees that, should any government agency or other third party pursue any actions or other Claims on Executive’s behalf, Executive waives any right to recovery, relief, or monetary award from such actions or proceedings, except to the extent, if any, that such waiver is prohibited by law.

(f) Executive waives any right to become, and promises not to become, a member of any class or collective action proceeding or case against the Company or any Releasee based on any Claim that arises prior to the date Executive signs this waiver and release (Exhibit A).

(g) This waiver and release of Claims shall not apply to Executive’s Claims for workers’ compensation or unemployment compensation benefits or to any legal action seeking to challenge the validity of, or to enforce, this waiver and release (Exhibit A).

(h) Executive understands and agrees that nothing in this waiver and release (Exhibit A) is intended to, or shall, interfere with or affect Executive’s right to participate or cooperate in any federal, state, or local administrative or government agency (such as the Equal Employment Opportunity Commission, Securities Exchange Commission, or National Labor Relations Board) proceeding or investigation or to file a charge or claim with such an agency. Executive agrees that Executive shall not be entitled to any recovery, relief, or monetary award in connection with any such charge, claim, or proceeding, regardless of who filed or initiated the charge, claim, or proceeding.

Older Workers Benefit Protection Act

The Company and Executive intend for this waiver and release (Exhibit A) to comply with the Older Workers’ Benefit Protection Action of 1990 (29 U.S.C. Section 626), as amended. Accordingly, Executive acknowledges and represents as follows:

(a) Executive waives any rights or Claims he may have, including but not limited to those under the United States Age Discrimination in Employment Act (“ADEA”), knowingly and voluntarily and in exchange for the consideration of value to which Executive would not otherwise have been entitled, as set forth in the Agreement.

(b) Executive has been advised by the Company to consult an attorney before Executive signs this waiver and release (Exhibit A).

(c) Executive has been given a period of at least twenty-one (21) days within which to consider this waiver and release (Exhibit A). Executive understands and acknowledges that, at his option alone, this waiver and release (Exhibit A) may be executed prior to the expiration of the twenty-one (21) day period.

(d) Executive has been informed by the Company that Executive may revoke this waiver and release (Exhibit A) during a period of seven (7) days after signing it by providing written notice of such revocation to Dorman Products, Inc. – Attention: Debby Hecker, 3400 East Walnut Street, Colmar, PA 18915, which is received prior to the end of the seven (7) day period and that the waiver and release (Exhibit A) shall not become effective or enforceable until the revocation period has expired without Executive having exercised this right of revocation.

(e) Executive has carefully read and fully understands all provisions of this waiver and release (Exhibit A), which includes a full release and waiver by Executive of any and all claims.

(f) Executive has signed this waiver and release (Exhibit A) knowingly and voluntarily and understands that Executive is not waiving or releasing any Claims that may arise after the date this waiver and release (Exhibit A) is executed.

Any undefined terms used herein shall have the meaning set forth in the Agreement.

MATTHEW KOHNKE

Executive	Witness

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Date	Date